Exhibit 99.1

NII HOLDINGS ANNOUNCES SECOND QUARTER 2015 RESULTS

•	Net loss of 64,000 subscribers, resulting in an ending subscriber base of 6.3 million

•	Consolidated operating revenues of $421 million

•	Consolidated adjusted operating loss before depreciation and amortization (adjusted OIBDA loss) of $75 million

RESTON, Va., August 7, 2015 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2015. The Company reported a net loss of 64,000 subscribers for the quarter as iDEN subscriber losses in Brazil and Argentina exceeded 3G net additions in Brazil. The Company ended the quarter with 6.3 million total subscribers, a 2 percent increase from a year ago. For the quarter, the Company generated consolidated operating revenues of $421 million, a consolidated adjusted OIBDA loss of $75 million, and a consolidated operating loss of $179 million. Capital expenditures were $58 million for the quarter. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. The Company ended the quarter with $672 million in consolidated cash, cash equivalents and short-term investments. The Company’s results for the second quarter of 2015 exclude the Company’s operations in Mexico that were sold to AT&T on April 30, 2015 and reflect the implementation of fresh start accounting in connection with its emergence from bankruptcy on June 26, 2015.

“We are disappointed in our performance during the second quarter including the sequential decline in our adjusted OIBDA, which fell short of our expectations due to our inability to deliver on our revenue growth goals,” said Steve Shindler, NII Holdings’ chief executive officer. “Subscriber growth on our 3G network in Brazil was offset by iDEN subscriber losses in both Brazil and Argentina. Our results reflect the impact of a challenging macroeconomic environment that is affecting the entire wireless industry as well as the deterioration in foreign currency exchange rates that are expected to continue to affect our businesses in Brazil and Argentina for the remainder of 2015. Our results to date and the negative economic outlook put us well behind the goals we set for ourselves in the business plan that was developed last year in connection with our Chapter 11 restructuring process. We are implementing contingency plans designed to help us reach our long-term goals, but our focus for the remainder of this year will be to build our 3G subscriber base in Brazil and pursue cost saving strategies to help improve our profitability.”

NII Holdings' consolidated average monthly service revenue per subscriber (ARPU) was $19 for the second quarter of 2015, down from $25 in the same quarter last year, due to the year over year decline in local currency values. The Company’s consolidated average monthly churn rate for the quarter increased to 3.69 percent from 3.30 percent in the second quarter last year due to an increase in iDEN subscriber churn in both Brazil and Argentina. Consolidated cost per gross addition (CPGA) was $176 for the second quarter of 2015, a $34 decrease from the year ago period, primarily due to an increase in new 3G postpaid subscribers in Brazil who use their own handsets rather than purchasing a new one from the Company.

“During the quarter we successfully emerged from bankruptcy as a more streamlined company focused on creating value through driving quality subscriber growth,” said Juan Figuereo, NII Holdings' executive vice president and chief financial officer. “We believe in the long-term opportunity in Brazil, but anticipate that our financial results will continue to be volatile in the near-term as we strive to capture that opportunity in an uncertain economic environment. We will deal with that volatility using the same disciplined process that we used to manage our liquidity during our restructuring process, prioritizing our investments while delivering an outstanding customer experience using our high quality network in Brazil.”

The Company will not provide a financial outlook and will not host financial results conference calls for the remainder of 2015 due to the challenging economic conditions, foreign currency exchange rate volatility, and the recently announced transitions in its management team. The Company currently expects to be in a position to provide additional details about its business outlook in connection with its report of fourth quarter and year-end 2015 results. Additional details regarding the Company’s results are included in the Company’s Quarterly Report on Form 10-Q for the second quarter that was filed with the Securities and Exchange Commission today. Additional operational and financial details are also available under the Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, ARPU, and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, VA, is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil and Argentina, offers fully integrated wireless communications tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.
Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during 2015. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, the impact of more intense competitive conditions and changes in economic conditions in the markets the Company serves, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the ability of the Company to continue as a going concern, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Tahmin Clarke
(703) 390-7174
tahmin.clarke@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014 (1) (2)
(in millions, except per share amounts)

	Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)

Operating revenues Service and other revenues	$394.2	$523.3	$822.2	$1,050.0
Handset and accessory revenues	26.6	63.6	61.0	111.5
	420.8	586.9	883.2	1,161.5
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	151.9	218.9	307.1	413.9
Cost of handsets and accessories	78.1	128.3	153.2	257.0
Selling, general and administrative	265.6	316.3	498.1	607.7
Impairment and restructuring charges	29.5	19.4	36.8	17.4
Depreciation	61.5	111.3	128.1	195.3
Amortization	13.2	11.3	27.5	21.7
	599.8	805.5	1,150.8	1,513.0
Operating loss	(179.0)	(218.6)	(267.6)	(351.5)
Other (expense) income Interest expense, net	(48.0)	(105.0)	(82.4)	(230.2)
Interest income	11.3	11.4	19.6	28.5
Foreign currency transaction gains (losses), net	14.4	7.0	(64.5)	9.5
Other (expense) income, net	(8.9)	1.5	1.1	(2.5)
	(31.2)	(85.1)	(126.2)	(194.7)
Loss from continuing operations before reorganization items and income tax provision	(210.2)	(303.7)	(393.8)	(546.2)
Reorganization items	1,970.5	—	1,956.9	—
Income tax provision	(9.0)	(6.8)	(15.6)	(12.3)
Net income (loss) from continuing operations	1,751.3	(310.5)	1,547.5	(558.5)
Income (loss) from discontinued operations, net of income taxes	298.7	(312.8)	193.0	(440.9)
Net income (loss)	$2,050.0	$(623.3)	$1,740.5	$(999.4)

Net income (loss) from continuing operations per common share, basic	$10.12	$(1.80)	$8.89	$(3.24)
Net income (loss) from discontinued operations per common share, basic	1.72	(1.82)	1.11	(2.56)
Net income (loss) per common share, basic	$11.84	$(3.62)	$10.00	$(5.80)

Net income (loss) from continuing operations per common share, diluted	$10.11	$(1.80)	$8.88	$(3.24)
Net income (loss) from discontinued operations per common share, diluted	1.72	(1.82)	1.10	(2.56)
Net income (loss) per common share, diluted	$11.83	$(3.62)	$9.98	$(5.80)

Weighted average number of common shares outstanding, basic	172.4	172.3	172.4	172.2

Weighted average number of common shares outstanding, diluted	172.6	172.3	172.7	172.2

CONSOLIDATED BALANCE SHEETS (1) (2)
(in millions, except par values)

	Successor Company	Predecessor Company
	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$508.5	$419.7
Short-term investments	163.5	153.6
Accounts receivable, net of allowance for doubtful accounts of $41.0 — Predecessor Company	229.7	302.2
Handset and accessory inventory	88.8	121.3
Deferred income taxes, net	8.0	39.1
Prepaid expenses and other	152.3	215.2
Assets related to discontinued operations	—	462.3
Total current assets	1,150.8	1,713.4
Property, plant and equipment, net	693.6	1,373.2
Intangible assets, net	1,147.1	694.0
Other assets	513.1	374.2
Assets related to discontinued operations	—	1,275.8
Total assets	$3,504.6	$5,430.6
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$111.9	$167.0
Accrued expenses and other	393.5	409.1
Deferred revenues	27.1	42.0
Current portion of long-term debt	674.6	717.4
Liabilities related to discontinued operations	—	373.9
Total current liabilities	1,207.1	1,709.4
Long-term debt	92.1	207.9
Deferred income tax liabilities	10.9	40.9
Other long-term liabilities	126.8	213.1
Liabilities related to discontinued operations	—	630.6
Total liabilities	1,436.9	2,801.9
Liabilities subject to compromise	—	4,593.5
Commitments and contingencies
Stockholders’ deficit
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding - Successor Company	—	—
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding - Predecessor Company	—	—
Common stock, par value $0.001, 140.0 shares authorized, 100.0 shares issued and outstanding — Successor Company	0.1	—
Common stock, par value $0.001, 600.0 shares authorized, 172.4 shares issued and outstanding — Predecessor Company	—	0.2
Paid-in capital - Successor Company	2,067.6	—
Paid-in capital - Predecessor Company	—	1,517.1
Accumulated deficit	—	(2,150.7)
Accumulated other comprehensive loss	—	(1,331.4)
Total stockholders’ equity (deficit)	2,067.7	(1,964.8)
Total liabilities and stockholders’ equity (deficit)	$3,504.6	$5,430.6

CONSOLIDATED CASH FLOW DATA (1) (2)
(in millions)

	Predecessor Company
	Six Months Ended June 30,
	2015	2014
	(unaudited)
Cash and cash equivalents, beginning of period	$419.7	$1,315.6
Net cash used in operating activities	(254.8)	(803.0)
Net cash provided by (used in) investing activities	1,027.8	(57.0)
Net cash used in by financing activities	(778.2)	(24.4)
Effect of exchange rate changes on cash and cash equivalents	(9.1)	(35.3)
Change in cash and cash equivalents related to discontinued operations	103.1	282.1
Cash and cash equivalents, end of period	$508.5	$678.0

(1) In accordance with the requirements of reorganization accounting, we adopted the provisions of fresh start accounting as of June 30, 2015 and became a new entity for financial reporting purposes. References to the "Successor Company" relate to NII Holdings on or subsequent to June 30, 2015. References to the "Predecessor Company" relate to NII Holdings prior to June 30, 2015

(2) On April 30, 2015, we completed the sale of our operations in Mexico to an indirect subsidiary of AT&T, Inc. In connection with this sale, we have reported Nextel Mexico's results as discontinued operations throughout this document.

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)

NII Holdings, Inc. (1)
(subscribers in thousands)

	Three Months Ended June 30,
	2015	2014
iDEN	4,005.3	5,114.0
WCDMA	2,258.0	1,050.5
Total subscriber units in commercial service (as of June 30)	6,263.3	6,164.5

iDEN net subscriber losses	(291.0)	(195.6)
WCDMA net subscriber additions	226.8	234.0
Total net subscriber (losses) additions	(64.2)	38.4

Migrations from iDEN to WCDMA	59.3	142.8

iDEN customer churn	4.00%	3.54%
WCDMA customer churn	3.09%	1.86%
Churn (%)	3.69%	3.30%

Average monthly revenue per handset/unit in service (ARPU) (2)	$19	$25

Cost per gross add (CPGA) (2)	$176	$210

(1) All operating results and metrics presented herein have been adjusted to exclude the results of Nextel Mexico and Nextel Chile, which have been accounted for as discontinued operations.

(2)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three and Six Months Ended
June 30, 2015 and 2014” included in this release.

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Service and other revenues	$303.2	$429.0	$643.8	$854.7

Handset and accessory revenues	17.1	50.4	39.8	85.9
Cost of handsets and accessories	(65.4)	(112.3)	(121.1)	(224.1)
Handset and accessory net subsidy	(48.3)	(61.9)	(81.3)	(138.2)
Cost of service (exclusive of depreciation and amortization)	(126.0)	(192.4)	(256.2)	(360.5)
Selling, general and administrative	(207.7)	(230.9)	(381.5)	(441.3)
Segment losses	$(78.8)	$(56.2)	$(75.2)	$(85.3)

iDEN	2,177.4	3,137.7
WCDMA	2,258.0	1,050.6
Total subscriber units in commercial service (as of June 30)	4,435.4	4,188.3

iDEN net subscriber losses	(184.0)	(175.1)
WCDMA net subscriber additions	226.8	234.0
Total net subscriber additions	42.8	58.9

Migrations from iDEN to WCDMA	59.3	142.8

iDEN customer churn	3.46%	3.05%
WCDMA customer churn	3.09%	1.86%
Churn (%)	3.28%	2.81%

ARPU (2)	$20	$30

CPGA (2)	$207	$291

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Service and other revenues	$91.0	$96.6	$178.3	$197.6

Handset and accessory revenues	9.5	11.5	21.2	23.2
Cost of handsets and accessories	(12.8)	(16.6)	(32.0)	(32.7)
Handset and accessory net subsidy	(3.3)	(5.1)	(10.8)	(9.5)
Cost of service (exclusive of depreciation and amortization)	(25.9)	(26.6)	(51.0)	(53.5)
Selling, general and administrative	(41.3)	(43.6)	(77.8)	(86.3)
Segment earnings	$20.5	$21.3	$38.7	$48.3

iDEN	1,827.9	1,976.3
WCDMA	—	—
Total subscriber units in commercial service (as of June 30)	1,827.9	1,976.3

iDEN net subscriber losses	(107.0)	(20.5)
WCDMA net subscriber additions	—	—
Total net subscriber losses	(107.0)	(20.5)

iDEN customer churn	4.66%	4.35%
WCDMA customer churn	—	—
Churn (%)	4.66%	4.35%

ARPU (2)	$15	$15

CPGA (2)	$81	$72

NON-GAAP RECONCILIATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Consolidated operating loss	$(179.0)	$(218.6)	$(267.6)	$(351.5)
Consolidated depreciation	61.5	111.3	128.1	195.3
Consolidated amortization	13.2	11.3	27.5	21.7
Consolidated operating loss before depreciation and amortization	(104.3)	(96.0)	(112.0)	(134.5)
Asset impairment charges	25.2	7.5	31.2	7.5
Restructuring charges	4.2	11.8	5.7	10.0
Costs related to Chapter 11 filing	—	4.1	—	13.2
Consolidated adjusted operating loss before depreciation and amortization	$(74.9)	$(72.6)	$(75.1)	$(103.8)

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Predecessor Company
	Three Months Ended June 30,
	2015	2014

Service and other revenues	$394.2	$523.3
Less: other revenues	(42.3)	(60.1)
Total subscriber revenues	$351.9	$463.2

ARPU calculated with subscriber revenues	$19	$25

ARPU calculated with service and other revenues	$21	$28

Nextel Brazil

	Predecessor Company
	Three Months Ended June 30,
	2015	2014

Service and other revenues	$303.2	$429.0
Less: other revenues	(34.3)	(52.7)
Total subscriber revenues	$268.9	$376.3

ARPU calculated with subscriber revenues	$20	$30

ARPU calculated with service and other revenues	$23	$34

Nextel Argentina

	Predecessor Company
	Three Months Ended June 30,
	2015	2014

Service and other revenues	$91.0	$96.6
Less: other revenues	(8.0)	(9.8)
Total subscriber revenues	$83.0	$86.8

ARPU calculated with subscriber revenues	$15	$15

ARPU calculated with service and other revenues	$16	$16

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Predecessor Company
	Three Months Ended June 30,
	2015	2014

Consolidated handset and accessory revenues	$26.6	$63.6
Less: consolidated uninsured handset replacement revenues	(0.1)	(1.8)
Consolidated handset and accessory revenues, net	26.5	61.8
Less: consolidated cost of handsets and accessories	78.1	128.3
Consolidated handset subsidy costs	51.6	66.5
Consolidated selling and marketing	67.0	89.5
Costs per statement of operations	118.6	156.0
Less: consolidated costs unrelated to initial customer acquisition	(6.7)	(20.0)
Customer acquisition costs	$111.9	$136.0

Cost per Gross Add	$176	$210

Nextel Brazil

	Predecessor Company
	Three Months Ended June 30,
	2015	2014

Handset and accessory revenues	$17.1	$50.4
Less: uninsured handset replacement revenues	(0.1)	(1.8)
Handset and accessory revenues, net	17.0	48.6
Less: cost of handsets and accessories	65.4	112.3
Handset subsidy costs	48.4	63.7
Selling and marketing	56.5	75.0
Costs per statement of operations	104.9	138.7
Less: costs unrelated to initial customer acquisition	(5.8)	(19.8)
Customer acquisition costs	$99.1	$118.9

Cost per Gross Add	$207	$291

Nextel Argentina

	Predecessor Company
	Three Months Ended June 30,
	2015	2014

Handset and accessory revenues	$9.5	$11.5
Less: uninsured handset replacement revenues	—	—
Handset and accessory revenues, net	9.5	11.5
Less: cost of handsets and accessories	12.8	16.6
Handset subsidy costs	3.3	5.1
Selling and marketing	10.4	12.3
Costs per statement of operations	13.7	17.4
Less: costs unrelated to initial customer acquisition	(1.0)	(0.2)
Customer acquisition costs	$12.7	$17.2

Cost per Gross Add	$81	$72

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three and six months ended June 30, 2014 compared to the same period in 2015 by (i) adjusting the relevant measures for the three and six months ended June 30, 2014 to levels that would have resulted if the average foreign currency exchange rates for the three and six months ended June 30, 2014 were the same as the average foreign currency exchange rates that were in effect for the three and six months ended June 30, 2015; and (ii) comparing the actual and adjusted financial measures for the three and six months ended June 30, 2014 to the similar financial measures for the three and six months ended June 30, 2015 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three and six months ended June 30, 2015 and 2014. The average foreign currency exchange rates for each of the relevant currencies during each of the three and six months ended June 30, 2015 and 2014 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three and six months ended June 30, 2015 compared to the same period in 2014 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Predecessor Company
	Three Months Ended June 30,
	2Q 2014 Actual	2Q 2014 Adjustment (1)	2Q 2014 Normalized (1)	2Q 2015 Actual	2Q 2014 to 2Q 2015 Actual Growth Rate (2)	2Q 2014 to 2Q 2015 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$586,914	$(142,169)	$444,745	$420,765	(28)%	(5)%
Adjusted operating loss before depreciation and amortization	(72,634)	13,276	(59,358)	(74,860)	3%	26%
Nextel Brazil:
Operating revenues	$479,373	$(131,164)	$348,209	$320,255	(33)%	(8)%
Segment losses	(56,151)	15,364	(40,787)	(78,755)	40%	93%
Nextel Argentina:
Operating revenues	$108,109	$(10,751)	$97,358	$100,462	(7)%	3%
Segment earnings	21,307	(2,119)	19,188	20,468	(4)%	7%

NII Holdings, Inc.
(dollars in thousands)

	Predecessor Company
	Six Months Ended June 30,
	YTD 2014 Actual	YTD 2014 Adjustment (1)	YTD 2014 Normalized (1)	YTD 2015 Actual	YTD 2014 to YTD 2015 Actual Growth Rate (2)	YTD 2014 to YTD 2015 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$1,161,474	$(236,769)	$924,705	$883,219	(24)%	(4)%
Adjusted operating loss before depreciation and amortization	(103,821)	13,967	(89,854)	(75,138)	(28)%	(16)%
Nextel Brazil:
Operating revenues	$940,597	$(212,189)	$728,408	$683,611	(27)%	(6)%
Segment losses	(85,296)	19,242	(66,054)	(75,234)	(12)%	14%
Nextel Argentina:
Operating revenues	$220,789	$(24,282)	$196,507	$199,508	(10)%	2%
Segment earnings	48,285	(5,310)	42,975	38,659	(20)%	(10)%

(1)
The "2Q 2014 Normalized" and "YTD 2014 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three and six months ended June 30, 2015 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three and six months ended June 30, 2014, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "2Q 2014 Adjustment" and "YTD 2014 Adjustment" reflect the amount determined by subtracting the "2Q 2014 Normalized" and "YTD 2014 Normalized" amounts calculated as described in the preceding sentence from the "2Q 2014 Actual" and "YTD 2014 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three and six months ended June 30, 2015. The average foreign currency exchange rates for each of the relevant currencies during the three and six months ended June 30, 2015 and 2014 for purposes of these calculations were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Brazilian real	3.07	2.23	2.97	2.30
Argentine peso	8.95	8.06	8.82	7.85

(2)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "2Q 2015 Actual" and "YTD 2015 Actual" columns with those in the "2Q 2014 Actual" and "YTD 2014 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "2Q 2015 Actual" and "YTD 2015 Actual" columns with those in the "2Q 2014 Normalized" and "YTD 2014 Normalized" columns.